EXHIBIT 99

8/24/2004 8:28 PM
FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
August 25, 2004                                      fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


     TOLL BROTHERS' RECORD 3RD QTR 2004 NET INCOME UP 56% TO $106.0 MILLION
               RECORD 3RD QTR EPS INCREASES 46% TO $1.31 PER SHARE
                RECORD 3RD QTR REVENUES GROW 46% TO $1.0 BILLION
                RECORD 3RD QTR CONTRACTS RISE 69% TO $1.6 BILLION
              RECORD 3RD QTR-END BACKLOG IS UP 75% TO $4.3 BILLION


Huntingdon Valley, PA, August 25, 2004 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported that its third quarter ended July 31, 2004 was the best quarter in its history for net income, earnings per share, revenues, contracts and backlog. In addition, unconsolidated joint ventures in which the Company had an interest signed contracts of $79.1 million in the third quarter of FY 2004.

Robert I. Toll, chairman and chief executive officer, stated: "Buyer appetite for new luxury homes has remained tremendous throughout 2004 and we are enjoying very strong demand across all our product lines. Therefore, we believe that FY 2004 will be our twelfth consecutive year of record earnings.

"Based on our current backlog, which affords revenue visibility over the next nine to twelve months, and the pace of current demand, we project FY 2005 deliveries of between 7,700 and 8,000 homes with an average delivered price in excess of $600,000. Therefore, we believe we'll achieve at least 30% net income growth (25% earnings per share growth) in FY 2005. Based on our projections of community growth in the coming year, assuming continuing strong demand, we believe that 20% revenue and net income growth should be achievable in FY 2006.

"We continue to demonstrate our ability to grow dramatically in a very difficult economy: Since 2000, despite an economic recession, dramatic job losses, a severe stock market slump, and global political turmoil, we have doubled our revenues and net income. While much of this can be attributed to the tremendous hard work of our associates, we also believe it reflects the strength of the luxury market, the brand name we have built, the growing number of affluent U.S. households and the industry's environment of greater stability and reduced cyclicality.

"Geographic and product diversification, access to lower-cost capital, a versatile and abundant home mortgage market and improving demographics are promoting strong and steady demand across many price points for those builders who can control land and persevere through the increasingly difficult regulatory approval process. This evolution in our industry favors the large, publicly traded home building companies with the capital and expertise to control sites and gain market share. This helps explain the growth of many of the public home building companies during these difficult economic times.

                                     *more*

"Two recent studies, one from Harvard University and the other from the Homeownership Alliance, project that demand for new housing should range from
1.85 million up to 2.17 million new single and multi-family units annually over the next ten years. Yet our industry's average annual production peaked in the 1970's at 1.77 million units and has never reached that sustained pace again because of increasing regulatory land approval constraints that restrict supply. In this environment, we envision a growing shortage of home sites as demand increases. In anticipation, we now control more than 61,000 home sites in affluent lot constrained urban and suburban markets. With this supply, we believe we are well positioned for continued growth in the coming years."

Toll Brothers' financial highlights for the period ended July 31, 2004 (unaudited):

o FY 2004's third-quarter net income of $106.0 million ($1.31 per share diluted) grew 56% versus FY 2003's third-quarter net income of $68.2 million ($0.90 per share diluted), the previous third-quarter record. FY 2004's nine-month net income of $228.5 million ($2.82 per share diluted) grew 37% versus FY 2003's record nine-month net income of $166.4 million ($2.23 per share diluted).

o FY 2004 third-quarter revenues of $1.01 billion increased 46% over FY 2003's third-quarter revenues of $693.7 million, the previous third-quarter record. Record third quarter home building revenues of $991.3 million (1,684 homes) increased 46% over FY 2003's third-quarter home building revenues of $678.5 million (1,188 homes), the previous third-quarter record. Revenues from land sales totaled $12.9 million for FY 2004's third quarter, compared to $7.6 million in FY 2003's third quarter.

o FY 2004 nine-month revenues of $2.43 billion increased 30% over FY 2003's nine-month revenues of $1.87 billion, the previous record. Record nine-month home building revenues of $2.40 billion (4,232 homes) increased 30% over FY 2003's nine-month home building revenues of $1.84 billion (3,333 homes), the previous record. FY 2004 revenues from land sales for the nine-month period totaled $20.9 million compared to $21.0 million in the same period in FY 2003.

o In addition, in the Company's fiscal 2004 third-quarter and nine-month periods, unconsolidated joint ventures in which the Company had an interest delivered $12.1 million (30 homes) and $15.5 million (41 homes), respectively, compared to $2.9 million (9 homes) and $8.2 million (26 homes), respectively, in the same periods of fiscal 2003. The Company's share of the profits from the delivery of these homes is included in `Equity Earnings in Unconsolidated Entities' on the Company's Income Statement.

o The Company's FY 2004 third-quarter contracts of $1.6 billion (2,329 homes) grew by 69% over FY 2003's third-quarter contracts of $951.6 million (1,668 homes), the previous third-quarter record. In addition, in third-quarter 2004, unconsolidated joint ventures in which the Company had an interest signed contracts of $79.1 million (188 homes).

o FY 2004's nine-month contracts of $4.1 billion (6,436 homes), grew by 67% over FY 2003's nine-month total of $2.46 billion (4,383 homes), the previous record. In addition, in the nine-month FY 2004 period, unconsolidated joint ventures in which the Company had an interest signed contracts of $82.2 million (198 homes).

                                     *more*

o FY 2004 third-quarter-end backlog of $4.3 billion (6,856 homes), the highest backlog in the Company's history, increased 75% over FY 2003's record third-quarter-end backlog of $2.48 billion (4,392 homes). In addition, in third- quarter FY 2004, unconsolidated joint ventures in which the Company had an interest had a cumulative backlog of $71.4 million (172 homes).

As previously announced, Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m.
(EDT) today, August 25, 2004, to discuss these results and our outlook for fiscal 2004 and fiscal 2005. Prior to this conference call, the Company intends to file a Form 8-K with the Securities and Exchange Commission containing its guidance for expected results of operations for Fiscal 2004 and Fiscal 2005 which will be discussed on the call. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through October 31, 2004.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family and attached home communities, master-planned luxury residential resort-style golf communities and urban low, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit WWW.TOLLBROTHERS.COM.


      Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

                                     *more*

                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                             July 31,               October 31,
                                                               2004                    2003
                                                            ----------              ----------
ASSETS                                                      (Unaudited)
Cash and cash equivalents                                   $  197,914              $  425,251
Inventory                                                    3,888,738               3,080,349
Property, construction and office equipment, net                48,494                  43,711
Receivables, prepaid expenses and other assets                 155,699                 113,633
Mortgage loans receivable                                       90,929                  57,500
Customer deposits held in escrow                                55,042                  31,547
Investments in and advances to
  unconsolidated entities                                       83,332                  35,400
                                                            ----------              ----------
                                                            $4,520,148              $3,787,391
                                                            ==========              ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Loans payable                                               $  344,548              $  281,697
Senior notes                                                   845,540                 546,669
Subordinated notes                                             450,000                 620,000
Mortgage company warehouse loan                                 82,061                  49,939
Customer deposits                                              287,708                 176,710
Accounts payable                                               177,910                 151,730
Accrued expenses                                               438,426                 346,944
Income taxes payable                                           163,624                 137,074
                                                            ----------              ----------
                  Total liabilities                          2,789,817               2,310,763
                                                            ----------              ----------

Stockholders' equity:
Preferred stock, none issued
Common stock                                                       770                     770
Additional paid-in capital                                     203,863                 190,596
Retained earnings                                            1,590,156               1,361,619
Treasury stock                                                 (64,458)                (76,357)
                                                            ----------              ----------
                  Total stockholders'equity                  1,730,331               1,476,628
                                                            ----------              ----------
                                                            $4,520,148              $3,787,391
                                                            ==========              ==========

                                     *more*

                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                     Nine months ended                         Three months ended
                                                         July 31,                                  July 31,
                                              -------------------------------            ----------------------------
                                                 2004                2003                  2004                2003
                                              ----------          -----------            ----------         ---------
Revenues:
     Home sales                               $2,395,150          $ 1,837,386            $  991,264         $ 678,523
     Land sales                                   20,938               21,027                12,940             7,640
     Equity earnings in
       unconsolidated entities                     6,945                  700                 5,551               555
     Interest and other                            7,483               12,764                 3,364             6,967
                                              ----------          -----------            ----------         ---------
                                               2,430,516            1,871,877             1,013,119           693,685
                                              ----------          -----------            ----------         ---------
Costs and expenses:
     Home sales                                1,716,535            1,334,645               709,484           492,239
     Land sales                                   14,315               13,462                 7,509             2,745
     Selling, general and
       administrative expenses                   270,155              206,354               103,608            73,216
     Interest                                     59,970               50,135                24,216            17,630
     Expenses related to early
       retirement of debt                          8,229                3,890                   481
                                              ----------          -----------            ----------         ---------
                                               2,069,204            1,608,486               845,298           585,830
                                              ----------          -----------            ----------         ---------

Income before income taxes                       361,312              263,391               167,821           107,855
Income taxes                                     132,775               96,953                61,806            39,696
                                              ----------          -----------            ----------         ---------
Net income                                    $  228,537          $   166,438            $  106,015         $  68,159
                                              ==========          ===========            ==========         =========

Earnings per share:
     Basic                                    $     3.08          $      2.38            $     1.43         $    0.98
     Diluted                                  $     2.82          $      2.23            $     1.31         $    0.90

Weighted average number of shares:
     Basic                                        74,199               70,038                74,352            69,848
     Diluted                                      81,055               74,481                80,920            75,534


Additional information:
   Interest incurred                          $   85,137          $    76,831            $   28,632         $  25,800
   Depreciation and
     amortization                             $   11,231          $     8,841            $    3,895         $   2,913

                                     *more*

PERIOD ENDED JULY 31:

                                                             UNITS                              $ (MILL)
                                                   3RD QTR.          3RD QTR.          3RD QTR.          3RD QTR.
CLOSINGS                                             2004              2003              2004              2003
---------------------------                       ---------          ---------         ---------        ---------
NORTHEAST                                             256                179              149.8            112.6
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                          616                445              314.4            221.7
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                 136                103               74.4             57.1
SOUTHEAST  (FL,NC,SC,TN)                              205                131               97.9             69.3
SOUTHWEST  (AZ,CO,NV,TX)                              205                212              124.7            114.0
WEST COAST (CA)                                       266                118              230.1            103.8
                                                    -----              -----            -------          -------
TOTAL CONSOLIDATED ENTITIES                         1,684              1,188              991.3            678.5
UNCONSOLIDATED ENTITIES                                30                  9               12.1              2.9
                                                    -----              -----            -------          -------
         TOTAL                                      1,714              1,197            1,003.4            681.4
                                                    =====              =====            =======          =======
CONTRACTS
---------------------------
NORTHEAST                                             270                247              155.4            141.7
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                          748                643              473.8            322.5
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                 164                133              105.9             73.5
SOUTHEAST  (FL,NC,SC,TN)                              361                154              229.5             77.3
SOUTHWEST  (AZ,CO,NV,TX)                              455                207              300.0            119.1
WEST COAST (CA)                                       331                284              341.6            217.5
                                                    -----              -----            -------          -------
TOTAL CONSOLIDATED ENTITIES                         2,329              1,668            1,606.2            951.6
UNCONSOLIDATED ENTITIES                               188                  3               79.1              1.1
                                                    -----              -----            -------          -------
         TOTAL                                      2,517              1,671            1,685.3            952.7
                                                    =====              =====            =======          =======

BACKLOG
---------------------------
NORTHEAST                                           1,051                853              596.1            483.6
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                        2,305              1,647            1,320.6            810.8
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                 458                332              279.2            186.3
SOUTHEAST  (FL,NC,SC,TN)                              696                336              421.5            202.0
SOUTHWEST  (AZ,CO,NV,TX)                            1,278                613              774.7            341.6
WEST COAST (CA)                                     1,068                611              953.7            456.0
                                                    -----              -----            -------          -------
TOTAL CONSOLIDATED ENTITIES                         6,856              4,392            4,345.8          2,480.3
UNCONSOLIDATED ENTITIES                               172                 19               71.4              5.8
                                                    -----              -----            -------          -------
         TOTAL                                      7,028              4,411            4,417.2          2,486.1
                                                    =====              =====            =======          =======

                                     *more*

PERIOD ENDED JULY 31:

                                                             UNITS                              $ (MILL)
                                                   9 Months          9 Months          9 Months          9 Months
CLOSINGS                                             2004              2003              2004              2003
---------------------------                       ---------          ---------         ---------        ---------
NORTHEAST                                             655                511              379.1            307.8
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                        1,555              1,213              789.9            593.4
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                 307                269              174.0            143.4
SOUTHEAST  (FL,NC,SC,TN)                              518                476              243.0            219.2
SOUTHWEST  (AZ,CO,NV,TX)                              544                512              313.9            267.8
WEST COAST (CA)                                       653                352              495.2            305.8
                                                    -----              -----            -------          -------
TOTAL CONSOLIDATED ENTITIES                         4,232              3,333            2,395.1          1,837.4
UNCONSOLIDATED ENTITIES                                41                 26               15.5              8.2
                                                    -----              -----            -------          -------
         TOTAL                                      4,273              3,359            2,410.6          1,845.6
                                                    =====              =====            =======          =======

CONTRACTS
----------------------------
NORTHEAST                                             774                704              455.8            406.7
(CT,MA,NH,NJ,NY,RI)
MID-ATLANTIC                                        2,186              1,726            1,273.5            856.8
(DE,MD,PA,VA)
MID-WEST   (IL,MI,OH)                                 471                335              289.9            184.6
SOUTHEAST  (FL,NC,SC,TN)                              803                428              446.3            216.8
SOUTHWEST  (AZ,CO,NV,TX)                            1,113                589              691.8            340.7
WEST COAST (CA)                                     1,089                601              951.8            453.3
                                                    -----              -----            -------          -------
TOTAL CONSOLIDATED ENTITIES                         6,436              4,383            4,109.1          2,458.9
UNCONSOLIDATED ENTITIES                               198                 21               82.2              6.5
                                                    -----              -----            -------          -------
         TOTAL                                      6,634              4,404            4,191.3          2,465.4
                                                    =====              =====            =======          =======

                                       ###